Exhibit 99.1

QDX™ HealthID Expands its COVID-19 Ecosystem

with MIG USA Antibody Test Kits and other Contagion Mitigation Products

The QDX™ HealthID ecosystem adds MIG USA serology tests.

Once FDA EUA approval is granted, MIG USA to offer QDX™ HealthID to persons taking its tests, including its own employees

San Marcos, TX and High Point, NC – July 28, 2020 – QDX HealthID Incorporated, a wholly-owned subsidiary of Quantum Materials Corp (OTC Bulletin Board: QTMM) – today announced that in conjunction with its parent it has signed an agreement with MIG USA, for the inclusion of MIG USA and affiliates’ test kits in the QDX™ HealthID ecosystem. Additionally, the agreement allows for MIG USA to offer QDX™ HealthID to users of its test kits.

QDX™ HealthID, currently in beta release, is a SaaS-based platform that allows companies and individuals to see and select a particular COVID-19 test kit, authenticate and record the test results in a secure way, and then share those authenticated results with friends, family—or any other third party of their choosing.

MIG USA is awaiting FDA EUA approval for two rapid serology tests, to which MIG USA has distributor rights in the U.S. and several countries abroad.

The agreement allows those persons registered on the QDX™ HealthID platform to use a MIG USA test kit — when a health care provider prescribes it. The agreement is non-exclusive and allows for other registered test kits and diagnostic services to be used by QDX™ HealthID customers.

The agreement also allows for MIG USA to offer the QDX™ HealthID service to users of MIG USA’s and affiliates’ branded test kits. Initially, MIG USA’s employees will use QDX™ HealthID to create their health status. Additionally, MIG USA is including QDX™ HealthID as part of usability testing submission to the FDA.

MIG USA is based in High Point, North Carolina. MIG USA and its subsidiaries and affiliates focus on the discovery, development, manufacturing and marketing of infectious disease screening and diagnostic products as well as contagion mitigation products. This agreement will allow for the parties’ expansion into a multitude of MIG USA product offerings and technologies which are synergistic with the vision for QDX™ HealthID.

“We are pleased to expand the ecosystem of test kits and diagnostic services that are part of our QDX™ HealthID service with the inclusion of the MIG USA serology tests,” says Stephen B. Squires, CEO of QDX HealthID Incorporated. “These antibody test kits and MIG USA’s products complement those from other ecosystem members and demonstrates the open approach we’ve taken with QDX™ HealthID.”

“We are excited to work with QDX™ HealthID to help fulfill our mission to provide COVID-19 testing and tracking to potentially save lives and reopen businesses, and our contagion mitigation products, which are subject to collaboration with QDX HealthID Incorporated, promise to provide a whole host of novel approaches to future epidemics,” says Dr. Adnan Mjalli, CEO and Chairman, MIG USA.

The QDX™ HealthID service allows an individual to control when and how to share an authenticated health status, such as the result of a COVID-19 test, without revealing the test result itself. QDX™ HealthID’s guiding mantra is “We don’t share your data. You do.”

ABOUT QDX HEALTHID INCORPORATED

QDX HealthID Incorporated is a wholly owned subsidiary of Quantum Materials Corp (QMC) created to leverage, adapt and augment QMC technologies to address global health and wellness opportunities, with an emphasis on authentication of people, products and places while recognizing the individual’s information privacy rights. More information is available at www.qdxhealthid.com.

ABOUT QUANTUM MATERIALS CORP

Quantum Materials Corp develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications through its proprietary high-volume continuous flow production process. Combined with its proprietary blockchain technology, QMC’s unique quantum dots are also used in anti-counterfeit applications.

QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. By leveraging the highly tunable emission quality of its quantum dots, combined with its scalable blockchain platform, QMC also offers products that underpin anti-counterfeit initiatives. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com.

ABOUT MIG USA

MIG USA is based in High Point, North Carolina. MIG USA and its subsidiaries and affiliates focus on the discovery, development, manufacturing and marketing of infectious disease screening and diagnostic products as well as contagion mitigation products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties concerning our business, products and financial results, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Quantum Materials Corp products and services, the ability to complete software development plans in a timely manner, changes in relationships with third parties, changes to the product mix sold by the Company and other factors. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. Quantum Materials Corp. hereby disclaims any obligation to update the information provided above, including forward-looking statements publicly, to reflect subsequent events or circumstances.

QDX HEALTHID INCORPORATED AND QUANTUM MATERIALS CORP CONTACT:

Michael Glavich

VP, Business Development

mglavich@qdxhealthid.com

MIG USA CONTACT:

Adnan Mjalli, PhD

CEO and Chairman, MIG USA

www.migusa.com